Exhibit 23.1

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting a a part of this Registration Statement of our report dated February 5, 2004, except for the 4th paragraph of Note 1 and Note 16, which are as of March 14, 2004, relating to the consolidated financial statements and schedule of Commerce One, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

San Francisco, California
April 1, 2004